ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 7, 1995

The Annual Meeting of Stockholders of Aceto Corporation, a New York corporation, ("the Company"), will be held at the LaGuardia Marriott Hotel, 102-05 Ditmars
Boulevard, Elmhurst, New York, at 10:00 A.M. New York City time, on Thursday, December 7, 1995 for the following purposes:

     1. To elect nine directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 22, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the meeting in person, please fill in, sign, and return the enclosed form of proxy.

                          By order of the Board of Directors,

                                   DONALD HOROWITZ
                                   Secretary

Lake Success, New York
October 20, 1995

ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
December 7, 1995

Approximate Mailing Date of Proxy Statement and Form of Proxy:
October 20, 1995

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aceto Corporation ("the Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, December 7, 1995 and at any adjournment thereof.

A stockholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be voted for or against the proposals referred to therein and presented at the Annual Meeting in accordance with the stockholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (l) FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS"; (2) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on September 22, 1995 has been fixed as the record date for the determination of stockholders entitled to notice and to vote at the meeting. At that record date, the following classes of stock were outstanding and entitled to notice and vote:

                                   Shares      Votes per
     Class                      Outstanding     Share        Votes


Second series preferred stock       28,316      3.0482*     86,313
Third series preferred stock       100,000      1.8788*    187,880
Fourth series preferred stock       40,000      1.7371*     69,484
Fifth series preferred stock        40,000      1.6060*     64,240
Sixth series preferred stock        40,000      1.4849*     59,396
Seventh series preferred stock      40,000      1.3728*     54,912
Eighth series preferred stock       40,000      1.3200*     52,800
Total preferred stock              328,316                 575,025
Common stock                     4,810,803      1.0000   4,810,803

Total All Classes                5,139,119               5,385,828

*Adjusted for all subsequent stock dividends.

All of the outstanding preferred stock is held by the Aceto
Corporation Profit Sharing Plan.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of September 22, 1995 certain information with respect to each person who to the best of the knowledge of the Company beneficially owned more than 5% of the outstanding shares of the Company's common or preferred stock:

NAME and ADDRESS           COMMON STOCK              PREFERRED STOCK

                        Amount & Nature           Amount & Nature
                        of Beneficial    % of     of Beneficial    % of
                        Ownership       Class     Ownership        Class

Arnold Frankel          312,569(1)       6.5%     328,316(3)       100%
One Hollow Lane
Lake Success, NY 11042

Robert E. Parsont        31,609(1)(2)    0.7%     328,316(3)       100%
One Hollow Lane
Lake Success, NY 11042

Samuel I. Hendler         3,349(1)       0.1%     328,316(3)       100%
319 Willis Avenue
Mineola, NY 11501

Aceto Corporation
Profit Sharing Plan      94,707(3)       1.9%     328,316(3)       100%
One Hollow Lane
Lake Success, NY 11042

Lazard Freres & Co.     267,128(4)       5.6%
One Rockefeller Plaza
New York, NY 10020

T. Rowe Price
Associates, Inc.        351,500(5)       7.3%
100 East Pratt Street
Baltimore, MD 21202

(l) Messrs. Frankel, Parsont and Hendler have, or share with their wives, voting power and investment power with respect to the shares owned directly by each of them.

(2) Includes 10,560 shares of currently exercisable stock options.

(3) These shares are owned by the Company's Profit Sharing Retirement Plan ("the Plan"), vote as a class with Common Stock, and are entitled to a total of 575,025 votes at this Annual Meeting of Stockholders. The Trustees of the Plan are Arnold Frankel, Robert E. Parsont and Samuel I. Hendler, who have voting and investment power with regard to these shares, and who disclaim ownership thereof. The preferred stock owned by the Plan is convertible into common stock at various conversion rates set forth in the Certificates of Amendment of the Certificate of Incorporation of the Company fixing the number, designation, relative rights, preferences and limitations of each series of preferred stock. As of September 22, 1995, the 328,316 shares of preferred stock owned by the Plan were convertible into 94,707 shares of common stock, and, if so converted on that date, the said shares of common stock would comprise 1.9% of the class.

(4) Lazard Freres has investment power and voting power for the shares beneficially owned by it. This information is as of September 13, 1995.

(5) T. Rowe Price Associates has sole dispositive power for the entire holding of 351,500 shares and sole voting power for 19,000 shares. These securities are owned by various individual and institutional investors, including the T. Rowe Price Small Cap Value Fund (which owns 300,000 shares, representing 6.2% of the shares outstanding), to which T. Rowe Price Associates, Inc. ("Price Associate"s) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is as of September 15, 1995.

ELECTION OF DIRECTORS

At the meeting nine directors are to be elected, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any nominee should become unavailable for any reason, it is intended that shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the management. The management has no reason to believe that any of the nominees named will not be a candidate or will be unable to serve if elected.

The names of the nominees for directors, together with certain information regarding them, are as follows:

                                                    Common Stock
                                                    of the
                                                    Company
                                                    Beneficially
                                                    Owned as of
                                                    September 22, 1995

                                          Director
                      Present             of the    Amount & Nature
                      Principal           Company   of Beneficial
Name                  Occupation     Age  Since     Ownership   % of Class

Arnold Frankel        Chairman of
                      the Board,      73   1947      312,569 (1)   6.5%
                      Chief
                      Executive
                      Officer of
                      the Company,
                      Chairman of
                      the Executive
                      Committee
                      which functions
                      as the Executive
                      Compensation
                      Committee, and
                      Chairman of the
                      Audit Committee

Robert E. Parsont     President,      59   1968      31,609(1)(2)  0.7%
                      Chief
                      Operating
                      Officer of the
                      Company, and
                      Member of the
                      Executive
                      Committee
                      which functions
                      as the Executive
                      Compensation
                      Committee

Samuel I. Hendler     Attorney        73   1990       3,349(1)     0.1%
                      and Member of
                      the Executive
                      Committee
                      which functions
                      as the Executive
                      Compensation
                      Committee

Anthony Baldi         President of    56   1991      13,730(3)    0.3%
                      Aceto
                      Agricultural
                      Chemicals Corp.,
                      a wholly owned
                      subsidiary of
                      the Company

Thomas Brunner        Senior Vice     56   1991      11,882(4)    0.2%
                      President
                      of the Company

Donald Horowitz       Secretary,      48   1991      11,074(2)    0.2%
                      Treasurer,
                      and Chief
                      Financial Officer
                      of the Company

Leonard Schwartz      Senior Vice     49   1991       4,362(5)    0.1%
                      President
                      of the Company

Stephen M. Goldstein  Senior          56   1993         100
                      Vice
                      President
                      Chemical Bank,
                      and Member of
                      Audit Committee

Robert A. Wiesen      Attorney,       44   1994
                      Partner in
                      Clifton Budd &
                      DeMaria, and
                      Member of Audit
                      Committee

All directors, officers
and nominees as a group -                           388,675 (1)(2) 8.0%
nine persons                                               (3)(4)(5)

(l) Messrs. Frankel, Parsont and Hendler also are Trustees for the Company's Profit Sharing Retirement Plan. The Plan owns 328,316 shares of preferred stock. Messrs. Frankel, Parsont and Hendler disclaim ownership of such shares.

(2) Includes 10,560 shares of currently exercisable stock options.

(3) Includes 13,200 shares of currently exercisable stock options.

(4) Includes 11,880 shares of currently exercisable stock options.

(5) Includes 3,960 shares of currently exercisable stock options.

Anthony Baldi, Thomas Brunner, Arnold Frankel, Stephen M.
Goldstein, Samuel I. Hendler, Donald Horowitz, Robert E.
Parsont and Leonard Schwartz have, or share with their respective spouses, voting power and investment power with respect to the shares owned by each of them.

Messrs. Arnold Frankel and Robert E. Parsont have been employed by the Company since 1947 and 1961, respectively. Mr. Frankel is a founder of the Company, and served as Chairman of the Board and as Secretary and Treasurer since the Company was incorporated in 1947 until January 1990, at which time he, in addition to retaining his position of Chairman of the Board, became Chief Executive Officer of the Company. Mr. Parsont was Executive Vice President of the Company until January 1990 when he became President and Chief Operating Officer. Mr. Samuel I. Hendler, who has been engaged in the private practice of law in New York since 1949, has acted as counsel for the Company for more than forty years. He is a director of WR Capital Group, Inc., a Roslyn Heights, New York corporation, a director of Pneumercator Company, Inc., a Farmingdale, New York corporation, and was, until January 1, 1992, Secretary of Chyron Corporation, a Melville, New York corporation, which, on September 17, 1990, filed a petition for protection under Chapter 11 of the Bankruptcy Code. Mr. Horowitz has been employed by the Company since 1971 and was, in January 1990, elected Secretary and Treasurer and Chief Financial Officer. Messrs. Anthony Baldi, Thomas Brunner and Leonard Schwartz have been employed by the Company since 1957, 1967 and 1969, respectively. Mr. Baldi has been the President, a director and Chief Operating Officer of Aceto Agricultural Chemicals Corporation, a wholly-owned subsidiary of the Company since 1976, when it was incorporated, and prior thereto headed the Company's agricultural chemicals division. Messrs. Brunner and Schwartz are Senior Vice Presidents of the Company's intermediates chemical division and the Company's industrial chemicals division, respectively. Mr. Stephen M. Goldstein is a Senior Vice President and regional manager in Chemical Bank's Middle Market Division. He is responsible for the bank's commercial business in Queens, New York. He has been employed by Chemical Bank since 1963. Mr. Robert A. Wiesen is an attorney and partner in the law firm of Clifton Budd & DeMaria. He joined the firm in 1979 subsequent to his employment with the National Labor Relations Board. He has handled matters for the Company relating to labor and employment law for over ten years and he has written and lectured on labor law.

The Audit Committee is charged with making recommendations to the Board of Directors as to the selection of the Company's independent auditors, maintaining communications between the full Board and the independent auditors, reviewing the annual audit submitted by the auditors and determining the nature and extent of problems, if any, presented by such audit warranting consideration by the full Board. The Audit Committee is also utilized for a review of potential conflict-of-interest situations in reviews conducted by the Company of related party transactions, if any. The members of the Audit Committee during the fiscal year ended June 30, 1995 were Messrs. Arnold Frankel, Stephen M. Goldstein and Robert A. Weisen. The Audit Committee held one meeting during the past fiscal year at which all members were present.

The Board of Directors does not have a nominating committee.
The Executive Committee of the Board of Directors, whose members are Messrs. Arnold Frankel, Robert E. Parsont and Samuel
I. Hendler, functions as the Executive Compensation Committee.

During the fiscal year ended June 30, 1995 there were 4 meetings of the Board of Directors. All directors attended all meetings.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued during each of the Company last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

     Annual Compensation                         Long Term Compensation

                                         Other   Rest-
                                         Annual  ricted
Name and                                 Compen- Stock  Options/ LTIP All Other
Principal                                sation  Awards SARS     Pay-  Compen-
Position         Year  Salary      Bonus                        outs  sation(1)

Arnold Frankel   1995  $325,743  $325,000  $3,716    -     -     -    $46,724
 Chairman and    1994   307,251   298,000   5,234    -     -     -     44,450
 Chief Exec-     1993   287,396   285,000   2,741    -     -     -     42,807
 utive Officer

Robert Parsont   1995   325,743   385,000   8,997    -     -     -     49,724
 President and   1994   307,251   335,000   7,596    -     -     -     46,300
 Chief Oper-     1993   287,396   320,000   7,017    -     -     -     44,557
 ating Officer

Anthony Baldi    1995   193,042   235,000   2,213    -     -     -     35,329
 President,      1994   181,353   216,452   5,109    -     -     -     33,755
 Aceto           1993   169,019   246,553   5,911    -     -     -     34,388
 Agricultural
 Chemicals
 Corp.

Thomas Brunner   1995   181,634   218,740   2,512    -     -     -     34,206
 Senior Vice     1994   171,299   171,020   2,312    -     -     -     31,241
 President       1993   159,000   156,411   2,239    -     -     -     30,020

Leonard Schwartz 1995   169,384   203,670   6,915    -     -     -     33,157
 Senior Vice     1994   159,796   170,000   7,232    -     -     -     30,677
 President       1993   149,518   151,458   6,645    -     -     -     29,317

(1) Represents contributions to the Company's qualified and non-qualified retirement plans.

Stock Option Exercises in Fiscal 1995 and Value at June 30, 1995

The following table summarizes information with respect to
options held by the Chief Executive Officer and the
executive officers named in the Summary Compensation Table,
and the value of the options held by such persons at the end of fiscal year 1995. Neither the Chief Executive Officer nor the named executive officers received stock option grants in fiscal year 1995. The Chief Executive Officer, Arnold
Frankel, does not participate in the Company's stock option
plan.
                                                               Value of
                                          No. of               Unexercised
                                          Unexercised          In-the-money
                Shares                    Options at           Options at
                Acquired                  June 30, 1995        June 30, 1995(1)
                on             Value      Exercisable/         Exercisable/
Name            Exercise       Realized   Unexercisable        Unexercisable

Arnold Frankel   -               -            -                      -

Robert Parsont   21,120        $258,240       10,560/            $131,760/
                                                   0                    0

Anthony Baldi    -              -             13,200/              94,700/
                                                   0                    0

Thomas Brunner   -              -             11,880/              85,230/
                                                   0                    0

Leonard Schwartz  3,960          25,440         3,960/             28,410/
                                                    0                   0

(l) Value of unexercised in-the-money options is based on the closing common stock price on June 30, 1995 of $14.75 as reported by NASDAQ.

On June 9, 1992, the Company's Board of Directors adopted resolutions amending the Company's Stock Option Plan ("the Plan"), in the following respects: the Plan is to be administered by a committee consisting of not less than three directors, all of whom shall be "disinterested persons"; a committee member shall be a "disinterested person" only if such person is not, at the time he exercises discretion in administering the Plan, eligible and has not at any time within one year prior thereto been eligible, for selection as a person as to whom options may be granted; and no option may be granted to any director as to whom the proxy statement for the meeting of stockholders at which the Plan was submitted for approval of the stockholders of the Company disclosed that such director will not participate in the Plan.

On December 1, 1994, a committee consisting of Arnold Frankel,
Stephen M. Goldstein and Samuel I. Hendler (Mr. Arnold Frankel to be chairman of said committee) was appointed by the Board of Directors to administer the Plan. All of said directors were disinterested persons as defined by the Plan.

Report of the Executive Compensation Committee

The Executive Committee of the Board of Directors, whose members are Arnold Frankel, Robert E. Parsont and Samuel I.
Hendler, functions as the Executive Compensation Committee, and makes recommendations to the Board with respect to the remuneration of the Company's executive officers.

The Company's compensation policy has been designed to enable the Company to attract, retain and motivate executives whose enthusiasm and abilities will contribute to the growth of its business and result in maximum profitability to the Company and its shareholders, by providing salaries and benefits competitive with those offered by other companies in the chemical industry. The executive compensation program includes base salary, annual incentive compensation (cash bonuses), and long term incentive compensation (stock options).

Base salaries are set at levels competitive with the chemical industry. Because of the way that the Company operates its business, the contributions of its executives significantly affect corporate profitability. Bonuses (which can exceed base salary) are paid to reflect the extent of such contributions. The bonuses paid to the Chairman, who is the Chief Executive Officer of the Company (CEO), the President, who is the Chief Operating Officer (COO), and the Secretary/Treasurer, who is the Chief Financial Officer
(CFO), reflect the Company's overall performance (excluding extraordinary events). Another consideration is the increase in corporate stature and shareholder value developed over the years under their stewardship.

The three highest paid executive officers, after the CEO and COO, are each responsible for the performance of one of the Company's principal profit centers. Internally generated performance records are kept on a monthly and yearly basis for these profit centers, and each centers profitability is compared in the current year to the previous year. Other factors considered in determining the bonuses of individual executives are the individual's own performance and the overall performance of the Company. The Executive Compensation Committee determines each bonus primarily based on these data, also taking into account the long term contributions of each individual.

The Company's Stock Option Plan is administered by directors who do not receive stock options under the plan. Grants of stock options, which vary according to annual and longer term performance ratings, are made to senior and middle management executives.

Chief Executive Officer's Compensation

The CEO's compensation was determined on the basis of the same factors utilized to compensate other executives. The
CEO, a founder of the Company, does not participate in the Company's Stock Option Plan.

     The Executive Compensation Committee
          Arnold Frankel, Chairman
          Robert E. Parsont
          Samuel I. Hendler

Director Compensation

Each non-employee director receives $7,500 per year for serving on the Board of Directors. There is no additional compensation for directors who are also employees.

Employment Agreements

There are no employment contracts with any director or officer; however, Messrs. Baldi, Brunner, Parsont and
Schwartz have signed patent and trade secret agreements.

STOCK PERFORMANCE GRAPH

Shown below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the S & P 500 Index and the Dow Jones Chemicals Index for the period of five years commencing July 1, 1990 and ending June 30, 1995.

STOCK PERFORMANCE GRAPH
Comparison of Five Year Cumulative Total Return among Aceto
Corporation, the S & P 500 Index and DJ Chemicals Index
($100 invested on 6/30/90 in stock or index including reinvestment of dividends).

Fiscal year ending June 30:

                        1990    1991    1992    1993    1994    1995

Aceto Corp.              100      95     144     150     169     167
S & P 500 Index          100     107     122     138     140     177
DJ Chemicals Index       100     118     136     141     167     205

CERTAIN TRANSACTIONS

By resolution of the Board, adopted on April 12, 1993, the Company was authorized to purchase, during a three-year period beginning May 24, 1993, on the open market or in private transactions, up to 1,000,000 shares of its common stock, in addition to purchases previously authorized by the Board, at prices not to exceed the market value thereof at the time of such purchase. On March 16, 1995, the Company purchased from Robert E. Parsont, President and Chief Operating Officer of the Company, 10,560 shares of its common stock at $15 per share, aggregating $158,400. At the date of such purchase the price of such common stock in the over-the-counter market was $15 per share. The shares sold by Mr. Parsont to the Company were acquired by him upon exercise of stock options, at an exercise price of $2.27 per share. Mr. Parsont's aggregate realized profit resulting from this transaction was $134,400. On May 12, 1995, the Company purchased from Donald Horowitz, Secretary/Treasurer and Chief Financial Officer of the Company, 2,640 shares of its common stock at $15 per share, aggregating $39,600. At the date of such purchase the price of such common stock in the over-the-counter market was $15 per share. The shares sold by Mr. Horowitz to the Company were acquired by him upon exercise of stock options, at an exercise price of $7.58 per share. Mr. Horowitz' aggregate realized profit resulting from this transaction was $19,600.

Samuel I. Hendler, a director of the Company, serves as general counsel to the Company. Robert A. Wiesen, a director of the Company, is a partner in the law firm of Clifton Budd & DeMaria, which serves as labor and employment law counsel to the Company.

SECTION 16 COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities to file with the Securities and Exchange Commission (the SEC), initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

RELATIONSHIP WITH THE COMPANYS INDEPENDENT PUBLIC ACCOUNTANTS

KPMG Peat Marwick LLP was the Company's principal accountant for the Company's most recent fiscal year ended June 30, 1995. Representatives of KPMG Peat Marwick LLP are expected to be present at the Stockholder's Meeting with an opportunity to make a statement, if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Company has not as yet selected its principal accountant for its current fiscal year since such selection is usually made by the Company's Board of Directors late in the fiscal year. At present, management has no reason to believe that there will be any change in its principal accountant for the current fiscal year.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder intends to present at the 1996 Annual Meeting of Stockholders must be duly received by the Company on or before June 14, 1996.

OTHER MATTERS

The Company's Annual Report to Stockholders for the year ended June 30, 1995 is being mailed to stockholders with this Proxy Statement.

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of mails, proxies may be solicited by personal interview, facsimile, telephone or telegram by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The management does not know of any matters to be presented for consideration, other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgement.

The Company will provide, without charge to each person whose proxy is solicited, on the written request of any such person, a copy of the Company's annual report on Form 10-K for its fiscal year ended June 30, 1995 required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto. Such written request should be directed to Mr. Donald Horowitz, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042-1215. Each such request must set forth a good faith representation that, as of September 22, 1995 the person making the request was a beneficial owner of securities entitled to vote at the annual meeting of stockholders.

     By Order of the Board of Directors,

     DONALD HOROWITZ
     Secretary

October 20, 1995
Addendum

STATEMENT PURSANT TO SECTION 726 (d) OF
THE NEW YORK BUSINESS CORPORATION LAW
RELATING TO DIRECTOR AND OFFICER INDEMNIFICATION

The following information pertains to directors and officers liability indemnity insurance purchased by the Company:

Insurance Carrier:            National Union Fire Insurance Co.
                              of Pittsburgh, PA

Date of Contract:             March 10, 1995

Expiration Date:              March 10, 1996

Cost of Insurance:            $57,500

Corporate Positions Insured:  Directors and Officers

ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

PROXY CARD

ACETO CORPORATION      Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Arnold Frankel and Robert E. Parsont with the full power of substitution, proxies to vote at the annual meeting of stockholders of Aceto Corporation to be held on Thursday, December 7, 1995 at the LaGuardia Marriott Hotel, 102-05 Ditmars Boulevard, Elmhurst, New York, and at any adjournments of the meeting, according to the number of votes the undersigned might cast with all powers the undersigned would possess if personally present, as follows:

     (1)  Election of Directors
          [  ] FOR nominees listed      [  ] WITHHOLD authority to
               below (except as              vote for ALL nominees
               marked to the contrary        listed below
               below)

          Arnold Frankel, Robert E. Parsont, Samuel I. Hendler,
          Anthony Baldi, Thomas Brunner, Donald Horowitz,
          Leonard Schwartz, Stephen M. Goldstein, Robert A. Wiesen

          To withhold authority to vote for any individual nominee(s), write name of names here:

         ___________________________________________________________
     (2) in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

     PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
     MAIL IT IN THE ENCLOSED ENVELOPE.  NO POSTAGE REQUIRED
     IF MAILED IN THE UNITED STATES.

     The shares represented by this proxy will be voted in accordance with the instructions given, but if no instructions are given, the shares will be voted FOR the election of directors as a group.

     Either of the proxies or their substitutes who are present at the meeting may exercise all powers conferred thereby.

                              Dated:________________________1995

                              __________________________________
                              Signature of Stockholder

                              __________________________________
                              NOTE:  Please sign exactly as
                              your name appears on this proxy.
                              If shares are held jointly, each
                              joint owner should sign.  When
                              signing as an attorney, executor,
                              administrator, trustee or guardian,
                              please give full title as such.
                              Proxies executed by a corporation
                              should be signed with the full
                              corporate name by a duly
                              authorized officer.